                                                                    Exhibit 4(m)

                          WAIVER AND FIFTH AMENDMENT
                           DATED AS OF MAY 31, 2001
               TO CREDIT AGREEMENT DATED AS OF DECEMBER 12, 1997

           This Waiver and Fifth Amendment (this "Waiver"), dated as of May 31, 2001, is made by and among MATERIAL SCIENCES CORPORATION, a Delaware corporation (the "Company"), the financial institutions party hereto (the "Banks"), and Bank of America, N.A., as agent for the Banks (in such capacity, the "Agent").
Unless otherwise defined, terms defined in the Credit Agreement shall have the same respective meanings when used herein.

                             W I T N E S S E T H:
                             - - - - - - - - - -

           WHEREAS, the Company, the Banks and the Agent are parties to that certain Credit Agreement, dated as of December 12, 1997 (as amended or modified and in effect on the date hereof, the "Credit Agreement");

           WHEREAS, the Company has requested that the Banks waive non-compliance as of May 31, 2001 with the Consolidated Debt to Adjusted EBITDA Ratio; and

           WHEREAS, the Banks are willing to grant such waiver, subject to the terms and conditions contained herein.

           NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which is hereby acknowledged), the parties hereto, intending legally to be bound, hereby agree as follows:

                                   ARTICLE I

                                    WAIVER
                                    ------

     1.1. The Banks hereby waive any Default or Event of Default arising from noncompliance by the Company as of May 31, 2001 with the provisions of Section
9.2 (Consolidated Debt to Adjusted EBITDA Ratio) of the Credit Agreement (as in effect before giving effect to this Waiver). It is understood that the foregoing waiver does not apply to any computation date or period after May 31, 2001.

     1.2. The foregoing waiver is specific in time and in intent and does not constitute, nor shall it be construed as, a waiver of any other right, power or privilege under the Credit Agreement, or under any agreement, contract, indenture, document or other instrument mentioned in the Credit Agreement; nor does the foregoing waiver preclude other or further exercise of any other right, power or privilege, nor shall the waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document, or instrument mentioned in the Credit Agreement, constitute a waiver of any other default of any other term or provision.

                                   ARTICLE II

                                   AMENDMENT
                                   ---------

     2.1. The Credit Agreement is amended so that Section 10.1(m) shall read in its entirety as follows:

               (m)  MSC/SFI Sale. On or before July 31, 2001 (i)
                    ------------
            the Company or MSC/SFI shall fail to close the sale of the assets of MSC/SFI pursuant to a Purchase Agreement dated as of June 10, 2001 among the Company, MSC/SFI, Bekaert Corporation and N.V. Bekaert, SA, or (ii) the Company or MSC/SFI shall not have received $120 million or more of gross cash proceeds from such sale.

                                  ARTICLE III

                         REPRESENTATION AND WARRANTIES
                         -----------------------------

     The Company hereby represents and warrants to the Banks and the Agent that:

     3.1.   Authorization, etc.  The execution, delivery and performance of this
            ------------------
Waiver are within the Company's corporate authority, have been duly authorized by all necessary corporate action, have received all necessary consents and approvals (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the Certificate of Incorporation or By-laws of the Company or its Subsidiaries, or of any other agreement binding upon the Company or its Subsidiaries or their respective property.

     3.2.   Validity.  This Waiver constitutes the legal, valid, and binding
            --------
obligations of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     3.3.   No Default. Except for any Default or Event of Default which will be
            ----------
cured by this Waiver becoming effective, no Event of Default has occurred and is continuing or will result from this Waiver.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT
                             --------------------

     This Waiver shall become effective as of May 31, 2001 (the "Effective Date"), subject, however, to the receipt by the Agent of counterparts of this Waiver (or an executed facsimile copy hereof) executed by the Company and the Banks.

                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

     5.1.  Documents Remain in Effect.  Except as amended or modified by this
           --------------------------
Waiver, the Credit Agreement remains in full force and effect and the Company confirms that its representations, warranties, agreements and covenants contained in, and obligations and liabilities under, the Credit Agreement and each of the other Loan Documents are true and correct in all material respects as if made on the date hereof, except where such representation, warranty, agreement or covenant speaks as of a specified date. References to the Credit Agreement in any other document shall be deemed to include a reference to the Credit Agreement as amended or modified hereby, whether or not reference is made to this Waiver.

     5.2.  Expenses.  The Company covenants to pay to or reimburse the Agent,
           --------
upon demand, for all reasonable costs and expenses (including legal expenses) in connection with the development, preparation, negotiation, execution and delivery of this Waiver and the Loan Documents.

     5.3.  Headings. Section headings used in this Waiver are for convenience of
           --------
reference only, and shall not affect the construction of this Waiver.

     5.4.  Governing Law.  This Waiver shall be a contract made under and
           -------------
governed by the internal laws of the State of Illinois, without giving effect to principles of conflicts of laws.

     5.5.  Cumulative Rights.  All obligations of the Company and rights of the
           -----------------
Banks and the Agent, that are expressed herein, shall be in addition to and not in limitation of those provided by applicable law.

     5.6.  Severability.  Whenever possible, each provision of this Waiver shall
           ------------
be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Waiver shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Waiver.

     5.7.  No Forbearance.  The Company acknowledges and agrees that the
           --------------
execution and delivery by the Agent and the Banks of this Waiver shall not be deemed (i) to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar Waivers under the same or similar circumstances in the future, or (ii) to amend, relinquish or impair any right of the Agent or the Banks to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Waiver.

     5.8.  Successors and Assigns.  This Waiver shall be binding upon and inure
           ----------------------
to the benefit of the parties and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Waiver.

     5.9.   Counterparts. This Waiver may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

     5.10.  Entire Agreement.  This Waiver, together with the Credit Agreement,
            ----------------
contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Waiver supercedes all prior drafts and communications with respect thereto. This Waiver may not be amended except in accordance with the provisions of Section 12.1 of the Credit Agreement.

                                   *   *   *

          IN WITNESS WHEREOF, the parties hereto have dated this Waiver as of May 31, 2001 but executed the same on or about June 20, 2001.

                                   MATERIAL SCIENCES CORPORATION



                                   By:/s/ James J. Waclawik, Sr.
                                      -------------------------------
                                   Name:  James J. Waclawik, Sr.
                                        -----------------------------
                                   Title: Chief Financial Officer
                                         ----------------------------

                                   BANK OF AMERICA, as Agent



                                   By:/s/ Kristine D. Hyde
                                      -------------------------------
                                   Name:  Kristine D. Hyde
                                        -----------------------------
                                   Title: Vice President
                                         ----------------------------

                                   BANK OF AMERICA, N.A., in its individual corporate capacity

                                   By:/s/ Chris D. Buckner
                                      -------------------------------
                                   Name:  Chris D. Buckner
                                        -----------------------------
                                   Title: Vice President
                                         ----------------------------

                                   THE NORTHERN TRUST COMPANY


                                   By:/s/ Fredric McClendon
                                      -------------------------------
                                   Name:  Fredric McClendon
                                        -----------------------------
                                   Title: Vice President
                                         ----------------------------

                           GUARANTOR ACKNOWLEDGMENT
                           ------------------------


     The undersigned, each a guarantor or third party pledgor with respect to the Company's obligations to the Agent and the Banks under the Credit Agreement, each hereby (i) acknowledge and consent to the execution, delivery and performance by the Company of the foregoing Fifth Waiver to the Credit Agreement ("Waiver"), and (ii) reaffirm and agree that the respective guaranty, third
  ------
party pledge or security agreement to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Agent and the Banks in connection with the Credit Agreement are in full force and effect, without defense, offset or counterclaim. (Capitalized terms used herein have the meanings specified in the Waiver.)

                                    GUARANTORS
                                    ----------

                                    MSC Pre Finish Metals Inc.
                                    MSC Pre Finish Metals (EGV) Inc.
                                    MSC Pre Finish Metals (MV) Inc.
                                    MSC Pre Finish Metals (MT) Inc.
                                    MSC Laminates and Composites Inc.
                                    MSC Laminates and Composites (EGV) Inc.
                                    MSC Walbridge Coatings Inc.
                                    MSC Specialty Films, Inc.
                                    MSC Pinole Point Steel Inc.
                                    Solar-Gard International, Inc.
                                    MSC Pre Finish Metals (PP) Inc.


Dated as of May 31, 2001            By:  /s/ James J. Waclawik, Sr.
                                       ---------------------------------
                                    Title:   Chief Financial Officer
                                          ------------------------------